Exhibit 21
                         Subsidiaries of the Registrant
                         ------------------------------

The following table provides a listing of the direct and indirect operating subsidiaries of the Registrant, the percent of voting stock held by the Registrant as of December 31, 2003 and the jurisdiction of incorporation in which each subsidiary was incorporated or organized.

                                                                   Percentage of
                                                                       Voting
                                                    Jurisdiction   Stock held by
Subsidiaries of the Registrant                   of Incorporation    Registrant
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Farmers Bank & Capital Trust Co.                     Kentucky          100%

United Bank & Trust Company                          Kentucky          100%

First Citizens Bank                                  Kentucky          100%

Lawrenceburg National Bank                           Kentucky          100%

Farmers Bank and Trust Company                       Kentucky          100%

Kentucky Banking Centers, Inc.                       Kentucky          100%

FCB Services, Incorporated                           Kentucky          100%

Kentucky General Life Insurance Company, Inc. 1      Kentucky

Farmers Capital Insurance Corporation 2              Kentucky

EG Properties, Inc.2                                 Kentucky

EH Properties, Inc.3                                 Kentucky

EV Properties, Inc. 1                                Kentucky

Farmers Fidelity Insurance Agency, LLP 4             Kentucky

Farmers Bank Realty Co. 2                            Kentucky

Leasing One Corporation 2                            Kentucky

Community Development of Kentucky, Inc.1             Kentucky


1    No stock issued; inactive company.

2    A wholly owned subsidiary of Farmers Bank & Capital Trust Co.

3    A wholly owned subsidiary of First Citizens Bank

4    A fifty (50%) percent owned LLP of Farmers Capital Insurance Corporation.